As filed with the Securities and Exchange Commission on May 12, 2010
Registration Statement No. 333-165745

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3
TO
FORM F-3/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NEWLEAD HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)
83 Akti Miaouli & Flessa Str.
185 38 Piraeus Greece
(011) (30) 213 014 8600
(Address and telephone number of Registrant’s principal executive offices)
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Attn: Kenneth R. Koch, Esq.
666 Third Avenue
New York, New York 10017
Phone: (212) 935-3000
(Name, address and telephone number of agent for service)
Copies to:
Kenneth R. Koch, Esq.
Todd E. Mason, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Phone: (212) 935-3000
Facsimile: (212) 983-3115
Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	aggregate price per	aggregate offering	Amount of
securities to be registered	Registered (1)	Shares	price	registration fee
Common Shares, par value $0.01 per share	29,166,666	$0.70 (2)	$20,416,667	$1,456
Common Shares underlying Warrants	10,000,000	$2.00	$20,000,000	$1,426
TOTAL	39,166,666		$40,416,667	$2,882*

*	Previously paid.

(1)	Represents an aggregate 39,166,666 common shares offered for resale by the selling shareholders that are comprised of: (i) 29,166,666 common shares currently outstanding; and (ii) and 10,000,000 common shares underlying outstanding Warrants to purchase 10,000,000 common shares, having an exercise price of $2.00 per common share.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1993, as amended, and based on the average of the high and low prices of the Registrant’s common shares reported on the Nasdaq Global Select Market on March 22, 2010.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     We are a Bermuda exempted company. The Bermuda Companies Act 1981, or BCA, provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. The BCA further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to the BCA.
     We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in the bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.
     Our bye-laws further provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.
     Our bye-laws also provide that no officers or directors shall be answerable for the acts, receipts, neglects or defaults of the other officers or directors, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested.
     Our bye-laws further provide that we shall pay to or on behalf of any such director or officer any and all costs and expenses associated in defending or appearing or giving evidence in the proceedings referred to above as and when such costs and expenses are incurred; provided that in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such person shall reimburse to the company all funds paid by the Company in respect of costs and expenses of defending such proceedings.
     The BCA permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. Our bye-laws provide that we may purchase and maintain insurance for the benefit of any director or officer against any liability incurred by him under the BCA in his capacity as a director or officer or indemnifying such director or officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to us or our subsidiaries.
     As a condition to the closing of the transaction with Grandunion Inc. (“Grandunion”) on October 13, 2009 (the “Closing”), the Company entered into indemnification agreements with the exiting officers and directors. Pursuant to the agreements, the Company agrees to indemnify each exiting officer and director with respect to their actions and omissions, except with respect to fraud or dishonesty. The Company also agreed to obtain and maintain directors and officers’ liability insurance coverage, covering, among other things, alleged violations of federal or state securities laws, and agreed to maintain such coverage for a period of six years from the date of the Closing.
ITEM 9. EXHIBITS
     (a) Exhibits.

Exhibit
Number	Description

4.1	Form of 7% Convertible Senior Note Due 2015, dated as of October 13, 2009, made by the Company (Previously filed as Exhibit 99.3 to the Company’s Report on Form 6-K, filed on October 22, 2009 and hereby incorporated by reference.)

4.2	Warrant Agreement, dated October 13, 2009 between the Company and Investment Bank of Greece (Previously filed as Exhibit 99.7 to the Company’s Report on Form 6-K, filed on October 22, 2009 and hereby incorporated by reference.)

4.3	Registration Rights Agreement, dated October 13, 2009 among Investment Bank of Greece, Focus Maritime Corp. and the Company (Previously filed as Exhibit 99.4 to the Company’s Report on Form 6-K, filed on October 22, 2009 and hereby incorporated by reference.)

4.4	Registration Rights Agreement, dated October 13, 2009 between the Company and Investment Bank of Greece (Previously filed as Exhibit 99.9 to the Company’s Report on Form 6-K, filed on October 22, 2009 and hereby incorporated by reference.)

5.1	Opinion of Cox Hallett Wilkinson regarding legality of the shares being registered (Filed herewith)

5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. regarding binding obligations of the documents (Filed herewith)

23.1	Consent of PricewaterhouseCoopers S.A. (Previously filed)

23.2	Consent of Cox Hallett Wilkinson (Included in Exhibits 5.1 to this Registration Statement on Form F-3)

24.1	Power of Attorney (Previously filed)

ITEM 10. UNDERTAKINGS
The undersigned Registrant hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Piraeus, Greece on May 12, 2010.

NEWLEAD HOLDINGS LTD.
By:	/s/ Michail S. Zolotas
	Name:	Michail S. Zolotas
	Title:	Chief Executive Officer

By:	/s/ Allan Shaw
	Name:	Allan Shaw
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Michail S. Zolotas Michail S. Zolotas	Chief Executive Officer, President and Deputy Chairman (principal executive officer)	May 12, 2010

/s/ Allan Shaw Allan Shaw	Chief Financial Officer (principal financial and accounting officer)	May 12, 2010

* Nicholas G. Fistes	Chairman of the Board	May 12, 2010

* Masaaki Kohsaka	Director	May 12, 2010

* Spyros Gianniotis	Director	May 12, 2010

* Apostolos Tsitsirakis	Director	May 12, 2010

Signature	Title(s)	Date

* Panagiotis Skiadas	Director	May 12, 2010

/s/ Dr. John Tzoannos Dr. John Tzoannos	Director	May 12, 2010

*	By executing his name hereto, Michail Zolotas is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ Michail Zolotas
Michail Zolotas

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on May 12, 2010.

PUGLISI & ASSOCIATES

By:	/s/ DONALD J. PUGLISI

	Name:	Donald J. Puglisi
	Title:	Managing Director